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EX-99.B10(iii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through MetLife Investors Variable Annuity Account One of MetLife Investors Insurance Company (File No. 333-34741). In giving this consent, we do not admit we are in the category of persons whose consent is required under the Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP


/s/ W. Thomas Conner
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W. Thomas Conner
Washington, D.C.
October 24, 2005